EXHIBIT 5.1 - OPINION OF STEPP LAW GROUP
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March 11, 2003

VIA FACSIMILE
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CONFIRMATION BY U.S. MAIL
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Mobile Tire Renew (International), Ltd.
5510 Harvestor Road
Burlington, Ontario
Canada L7L 5V4

Attn:  Board of Directors

     Re:  Registration Statement on Form SB-2

Gentlemen:

We have acted as special counsel to Mobile Tire Renew (International), Ltd., a Nevada corporation ("Company"), and, in such capacity, we have examined the form of Registration Statement on Form SB-2 ("Registration Statement") to be filed with the Securities and Exchange Commission ("Commission") by the Company in connection with the registration, pursuant to the Securities Act of 1933, as amended ("Act"), of 6,625,000 shares of common stock acquired by the selling security holders from the Company in private placement transactions ("Shares"). In rendering the following opinion, we have relied solely on information, representations and warranties provided by the Company.

It is our opinion that the Shares are duly authorized, validly issued, non-assessable and fully paid. The opinion specified in this letter considers the (i) Nevada General Corporation Law, (ii) Constitution of the State of Nevada, and (iii) reported judicial decisions interpreting those laws as of the date of this letter; provided, however, we are not licensed to practice law in the State of Nevada.

We express no opinion as to compliance with the securities laws or other laws of any particular state or any other jurisdiction in which the Shares may be offered and sold and the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Shares. Nothing in this opinion



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Mobile Tire Renew (International), Ltd.
March 11, 2003
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shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Commission pursuant thereto.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form SB-2 filed by the Company.

The Company is hereby advised, urged and encouraged to retain securities counsel in each jurisdiction outside the United States in which the Shares may be offered and sold regarding compliance with the securities laws of such jurisdiction.

This opinion is as of the date of this letter.


Sincerely,

STEPP LAW GROUP


/s/ Thomas E. Stepp Jr.


By: Thomas E. Stepp, Jr.
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